SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ABX AIR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	91-1091619
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

145 Hunter Drive,

Wilmington, Ohio 45177

(937) 382-5591

(Address and Phone of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates:    333-105137

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
NONE	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Preferred Stock Purchase Rights, with respect to Common Stock, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the Common Stock, par value $0.01 per share, and Preferred Stock Purchase Rights, with respect to Common Stock, par value $0.01 per share, of ABX Air, Inc., a Delaware corporation (the “Registrant”). A description of such Common Stock and Preferred Stock Purchase Rights are contained under the heading of “Description of Capital Stock of ABX Air” in the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission (Registration No. 333-105137), as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as a part of this registration statement:

(1)	Registrant’s Specimen Common Stock Certificate (filed with the Commission as Exhibit 4.1 to Registrant’s Registration Statement on Form S-4, No. 333-105137, as amended, and incorporated herein by reference).

(2)	Registrant’s Amended and Restated Certificate of Incorporation (filed with the Commission as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4, No. 333-105137, as amended, and incorporated herein by reference).

(3)	Registrant’s Amended and Restated Bylaws (filed with the Commission as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4, No. 333-105137, as amended, and incorporated herein by reference).

(4)	Preferred Stock Rights Agreement (filed with the Commission as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4, No. 333-105137, as amended, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABX Air, Inc.

Date: August 15, 2003	By:	/s/ Joseph C. Hete

Joseph C. Hete Chief Executive Officer and President